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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



                               FEBRUARY 28, 1997
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                       (Date of earliest event reported)



                       INTEGRATED CIRCUIT SYSTEMS, INC.
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            (Exact name of registrant as specified in its charter)


         PENNSYLVANIA                      0-19299              23-2000174
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    (State or other jurisdiction of     (Commission          (IRS Employer
     incorporation or organization)     File Number)       Identification No.)


        2435 BOULEVARD OF THE GENERALS
        NORRISTOWN, PENNSYLVANIA                                       19403
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      (Address of principal executive offices)                      (Zip Code)


                               (610) 630-5300
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              (Registrant's telephone number including area code)


                               NOT APPLICABLE
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              (Former name former address and former fiscal year,
                         if changed since last report)

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Item  2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On February 28, 1997, Integrated Circuit Systems, Inc., a Pennsylvania corporation ("ICS" or the "Company"), signed a definitive agreement for the acquisition of MicroClock, Inc. ("MicroClock"), a leading producer of clock synthesizer integrated circuits for multimedia applications. ICS acquired the entire capital stock of MicroClock for approximately $15.6 million to be paid in the form of approximately .6 million shares of ICS common stock plus $5.6 million in cash. For financial reporting purposes, the transaction was accounted for by the purchase method of accounting. ICS will immediately write off the portion of the acquisition premium related to in-process research and development of approximately 11.0 million. The remaining excess of the purchase price over the fair value of net assets acquired will be allocated to identifiable assets and goodwill as appropriate.

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    (c)    Exhibits:
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     2.1   Agreement and Plan of Merger, dated as of February 28, 1997, among
           Integrated Circuit Systems, Inc., ICS Acquisition Company, MicroClock, Inc. and the Stockholders of MicroClock, Inc.

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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  March 17, 1996                   INTEGRATED CIRCUIT SYSTEMS, INC.


                                   By:  /S/ Hock E. Tan
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                                        Hock E. Tan
                                        Senior Vice President and CFO